ASSET PURCHASE AGREEMENT
                                     BETWEEN
                     SOUTHWESTERN SERVICES, INC., AS SELLER
                                       AND
                     RELIABLE-WEST TECH, INC., AS PURCHASER


         THIS ASSET PURCHASE AGREEMENT (the "Agreement") entered into as of the 31st day of March, 2000, between SOUTHWESTERN SERVICES, INC., t/a S.P.M. CORP, a corporation organized under the laws of Virginia ("Seller"), and RELIABLE-WEST TECH, INC., a Delaware corporation ("Purchaser"). Capitalized terms not otherwise defined in this Agreement are used as defined in Exhibit A hereto.

         WHEREAS, Seller is engaged in the business of manufacturing, processing and refining metals (hereinafter referred to as the "Business").

         WHEREAS, Seller desires to sell and Purchaser desires to acquire from Seller, as of the Closing Date, certain selected assets of Seller relating to the manufacture and sale of silver anodes, and the purchasing and distribution of silver cyanide and potassium silver cyanide which selected assets constitute the assets used by Seller in its business of the manufacture, processing and sale of silver anodes, silver cyanide and potassium silver cyanide products (hereinafter referred to as the Purchased Business"), all upon the terms and subject to the conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:


                                    ARTICLE I
                           Purchase and Sale of Assets

1. 1 Agreement to Purchase and Sell. On the terms and subject to the conditions contained in this Agreement, Purchaser agrees to purchase, acquire and accept from Seller, and Seller agrees to grant, sell, transfer, convey, assign and deliver to Purchaser, at the Closing, all right, title and interest in and to the Purchased Assets. The Purchased Assets shall be sold to Purchaser free and clear of any Liens.

1.2 Enumeration of Purchased Assets. The term "Purchased Assets" is hereby defined as those assets used by Seller in the Purchased Business, including, without limitation, the following items, but excluding the Excluded Assets:

         (a)      the equipment listed on Exhibit B (the "Equipment");
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
         (b) all claims and rights relating to the Purchased Assets or the Purchased Business with or against all persons whomsoever, including, without limitation, all rights against suppliers under warranties covering any of the Equipment;

         (c) all goodwill associated with the Purchased Business including without limitation, Seller's list of customers which purchase silver anodes, silver cyanide and/or potassium silver cyanide annexed hereto as Exhibit C;

     (d) all sales orders and sales contracts, quotations and bids for silver anodes, silver cyanide and potassium silver cyanide;

     (e) all benefits and rights with respect to contracts listed on Section 4.4 of the Disclosure Schedule;

         (f) copies of all books, papers, files and records of Seller relating to the Purchased Business, whether in hard copy, magnetic or other format, including, without limitation, the following types of files and records: books of account, current and former customer and supplier files, customer credit information, pricing information, manufacturing and production information, market research, equipment maintenance records, equipment warranty information, sales and advertising material, specifications and drawings, equipment drawings, manuals and data, industry information and information relating to Seller's trade secrets and customer specifications with respect to the Purchased Business;

         (g) all prepaid expenses relating exclusively to the Purchased Business and all security and other deposits and advances made by Seller relating exclusively to the Purchased Business set forth on Section 1.2(g) of the Disclosure Schedule (collectively, the "Prepaids");

         (h) all inventory of silver cyanide and potassium silver cyanide and all inventory relating to the Purchased Business which at the time of closing is on consignment with customers of the Purchased Business relating to the Purchased Business (all of which is the "Purchased Inventory"); and

     (i) Seller's accounts receivable, which are approved prior to Closing by Bank of Boston (the "Accounts Receivable").

     1.3 Excluded Assets. The term "Excluded Assets" shall mean all of Seller's assets except for those specifically included in the definition of "Purchased Assets"

         Notwithstanding anything herein to the contrary, Purchaser is not purchasing the Excluded Assets.


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



                                   ARTICLE II
                    No Assumption of Liabilities by Purchaser

         Except for any obligations which arise after the Closing Date with respect to the Operating Agreements, (as defined in Section 4.4), Purchaser does not assume or agree to pay any liability or obligation of Seller, direct or indirect, known or unknown, absolute or contingent, contractual or otherwise, including, without limitation, any of Seller's liabilities under collective bargaining agreements, Employee Benefit Plans, severance and vacation pay of any kind, or any other commitments or agreements with respect to employment, whether written or oral, express or implied (all such liabilities not assumed by Purchaser being referred to herein as the "Excluded Liabilities"). Seller shall remain responsible for the Excluded Liabilities and Seller, Allen O. Woody, III ("Woody") and Barry Driskill ("Driskill") shall indemnify Purchaser with respect thereto pursuant to Section 10.2.


                                   ARTICLE III
                  Purchase Price. Manner of Payment and Closing

3.1 Purchase Price. The purchase price for the Purchased Assets shall be equal to the sum of One Million Three Hundred Thousand Dollars ($1,300,000) ( the "Base Purchase Price") plus the "Future Sales Amounts", as defined in Section 3.3, plus the "Inventory Amount" and the face value of the Accounts Receivable. The Inventory Amount shall be the Handy & Harman noon price minus 2 cents per Troy ounce, for the Purchased Inventory on the Closing Date plus the manufacturing fee actually paid by Seller to purchase the silver cyanide and potassium silver cyanide.

     3.2 Payment of the Base Purchase Price. The Base Purchase Price shall be paid:

         (a) At signing of this Agreement Purchaser shall pay a deposit of $65,000.00 to Seller to be held in escrow by Woods, Rogers & Hazlegrove, P.L.C., and applied to the Base Purchase Price at closing. If Purchaser refuses to close this transaction for a reason other than the fulfillment of the conditions set forth in Section 7.2 then the deposit shall be paid to Seller as liquidated damages. If this transaction fails to close for any other reason then the deposit shall be returned to Purchaser.

     (b) At the Closing, Purchaser shall pay the remainder of the Base Purchase Price as follows:

     (i) $1,010,000 shall be paid on the Closing Date in immediately available funds, and

     (ii) $225,000 shall be paid by the execution and delivery of a note executed by Purchaser (the "Note"). The Note shall provide for 8% interest with monthly payments of

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

interest only during the first twenty four months after the Closing; thereafter Purchaser shall make twelve equal semi-annual payments of principal and interest to fully amortize the principal balance of the Note over such six year period. The first such semi-annual installment shall be payable thirty months after the Closing. The Note shall be subject to the set-off described in Section 10.7.

     3.3 Payment of Inventory Amount and Accounts Receivable. At the Closing, Purchaser shall pay the Inventory Amount and the face value of the Accounts Receivable in immediately available funds.

3.4 Additional Payment. Purchaser shall pay to Seller, on a monthly basis, an additional payment (the "Future Sales Amounts") on all "Qualifying Sales" of silver anodes, silver cyanide and potassium silver cyanide to the "Qualified Customers" except as set forth in the next to last paragraph of this Section
3.4. A "Qualified Customer" is a customer of Seller who (i) was a customer prior to the Closing Date as shown on the customer list delivered to Purchaser by Seller at the Closing, and (ii) to whom Seller has made sales during the twelve month period immediately preceding the Closing Date in an amount exceeding $1,000.00.

         A Qualifying Sale is a sale in which the amount of the Fabrication Fee received by the Purchaser exceeds fifteen cents per ounce. The "Fabrication Fee" is hereby defined as the total amount of revenue received from the customer with respect to a sale reduced by the amount which relates to the sale of the raw material included in the sale.

         The Future Sales Amount during the first three years following the Closing shall be equal to the lesser of (i) 13% of the total Fabrication Fee received by the Purchaser on each Qualifying Sale, or (ii) the amount, if any, by which such Fabrication Fee received by the Purchaser on each Qualifying Sale exceeds fifteen cents per ounce. There shall be no Future Sales Amount due with respect to sales in which the Fabrication Fee is 15(cent) an ounce or less.

         The Future Sales Amount during the second three year period following the Closing shall be equal to the lesser of (i) 10% of the total Fabrication Fee received by the Purchaser on each Qualifying Sale, or (ii) the amount, if any, by which such Fabrication Fee received by the Purchaser on each Qualifying Sale exceeds fifteen cents per ounce. There shall be no Future Sales Amount due with respect to sales in which the Fabrication Fee is 15(cent) an ounce or less.

         Notwithstanding the foregoing, if the Qualifying Sale is to a "Common Account" then Seller shall only be entitled to receive 50% of the amount of the Future Sales Amount described above.

         A "Common Account" shall mean a Qualified Customer who was also a customer of Purchaser during the twelve month period immediately preceding the Closing Date, provided that the total gross revenues received by Purchaser was at least 30% of the combined gross revenues received by Purchaser and Seller from such customer during such twelve month period. It is

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



     hereby acknowledged that Metalor U.S.A. shall not be considered a "Common Account" for the purposes of this Agreement.

         In addition, if the total gross revenues received by Seller from a Common Account during such twelve month period is less than 30% of the combined gross revenues received by Purchaser and Seller from such customer during such period, then Purchaser shall not be entitled to receive any additional payment with respect to such customer pursuant to this Section 3.4.

         Seller may audit appropriate records of Purchaser during Purchaser's regular business hours, on reasonable advance written notice to Purchaser to verify that additional payments are being properly computed and paid.

3.5 Time and Place of Closing. The transaction contemplated by this Agreement shall be consummated (the "Closing") at 10:00 a.m. at the offices of Woods, Rogers & Hazlegrove, P.L.C., First Union Tower, Suite 1400, 10 South Jefferson Street, Roanoke, Virginia 24038-4125, on April 21, 2000, or on such other date, or at such other time or place, as shall be mutually agreed upon by Seller and Purchaser. The date on which the Closing occurs in accordance with the preceding sentence is referred to in this Agreement as the "Closing Date".

3.6 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets in the manner, completed on Forms 8594 attached as Exhibit
D. All tax returns and reports filed by Seller and Purchaser with respect to the transactions contemplated by this Agreement shall be consistent with such allocation.

     3.7 Special Customer. At the Closing, Seller may designate one special customer. Seller shall be entitled to receive the following amounts with respect to such special customer:

                  (i) during the first three years following the Closing such amount shall be equal to the lesser of (A) 35% of the total Fabrication Fees received by Purchaser on sales to such customer or (B) the amount, if any, by which such Fabrication Fees received by Purchaser on sales to such special customer, exceed fifteen cents per ounce; and

                  (ii) during the second three year period following the Closing, such amount shall be equal to the lesser of (A) 25% of the total Fabrication Fees received by Purchaser on sales to such customer or (B) the amount, if any, by which such Fabrication Fees received by Purchaser on sales to such customer exceed fifteen cents per ounce.

3.8 Metalor U.S.A. During the first three years following the Closing, Seller shall be entitled to receive as part of the Future Sales Amount (regardless of whether the sale is a Qualifying Sale as defined above) on all sales by Purchaser to Metalor U.S.A. a sum equal to the lesser of (a) thirteen percent (13%) of the total Fabrication Fee received by Purchaser from Metalor U.S.A. or
(b) the amount, if any, by which such Fabrication Fee exceeds fifteen cents per ounce. Notwithstanding the foregoing, the amount payable to Seller will be seven percent (7%) of the total Fabrication Fee received by Purchaser from Metalor U.S.A. if the total Fabrication Fee is less than $0.15 but is at least $0.12. If the Fabrication Fee received by Purchaser from Metalor U.S.A. is less than $0.12, then no amount shall be payable hereunder to Seller on such sales. During the second three year period following the Closing, Seller shall receive an amount equal to the lesser of (a) ten percent (10%) of the total Fabrication Fee received by Purchaser on sales to Metalor U.S.A., or (b) the amount, if any, by which such Fabrication Fee exceeds fifteen cents per ounce. If the total Fabrication Fee is less than $0.15, but at least $0.12 than Seller shall receive an amount equal to seven percent of the total Fabrication Fee received by Purchaser. If the Fabrication Fee is less than $0.12, then no amount shall be payable hereunder.

3.9 Purchase of Silver. During each of the six calendar years from 2000 through 2005, Purchaser shall purchase from Seller and Seller shall, if Seller has sufficient inventory on hand, sell to Purchaser at least 30,000 Troy ounces of silver per month, provided that each ounce of silver purchased shall have a purity of not less than "99.9 plus" as certified by Seller's assay certificates to be delivered to Purchaser at the time of each purchase. The purchase price pursuant to this Section 3.9 shall be the Handy & Harman noon price minus 2 cents per Troy ounce on the date that each order is placed. All deliveries of silver pursuant to this Agreement shall be made F.O.B. Purchaser at Purchaser's offices located at 302 Platts Mill Road, Naugatuck, Ct. , 06770, or at such other location designated by Purchaser.


                                   ARTICLE IV
                     Seller's Representations and Warranties

         Seller, Woody and Driskill jointly and severally represent and warrant to Purchaser that, except as set forth in the schedule delivered by Seller to Purchaser concurrently herewith and identified as the "Disclosure Schedule" that the statements contained in this Article IV are correct and complete as of the date hereof, and unless a date is specified in such representation and warranty, will be complete and correct as of the Closing Date as though made on the Closing Date:

4.1      Corporate.

         (a) Seller is a corporation duly organized, existing and in good standing under the laws of the Commonwealth of Virginia. Seller has all necessary corporate power and authority to own the Purchased Assets and to conduct the Purchased Business as now conducted.

         (b) All corporate acts required to be taken by Seller to authorize the execution and delivery of this Agreement and each of the documents and instruments to be executed by Seller pursuant to this Agreement (Seller's Ancillary Documents"), the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the approval of Seller's shareholders and board of

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



directors, have been duly and properly taken, and no other corporate proceedings on the part of Seller are necessary to authorize such execution, delivery and performance.

         (c) This Agreement has been, and Seller's Ancillary Documents will be, duly executed and delivered by duly authorized officers of Seller. This Agreement and each of Seller's Ancillary Documents that is a contract constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

         (d) No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery of this Agreement and Seller's Ancillary Documents and the consummation by Seller of the transactions contemplated by this Agreement and Seller's Ancillary Documents.

         (e) Neither the execution and delivery of this Agreement and Seller's Ancillary Documents by Seller, nor the consummation by Seller of the transactions contemplated hereby and thereby, will conflict with or result in a breach of any of the terms, conditions or provisions of (i) Seller's Articles of Incorporation or By-laws, (ii) to the best of Seller's knowledge, any statute or administrative regulation, (iii) any order, writ, injunction, judgment or decree of any court or any governmental authority or any arbitration award, or (iv) except as set forth on Schedule 4.1(d) of the Disclosure Schedule, any material contract or agreement by which the Purchased Assets may be bound, nor give rise to any default, acceleration or right of termination under any such contract or agreement.

4.2      Financial.

         (a) Seller's financial statements for the years ended 1997 and 1998, have been delivered to Purchaser; such financial statements are in accordance with GAAP consistently applied, and fairly present the results of operation for the periods than ended. Seller's books, accounts and records related to the Purchased Assets are, and have been, maintained in Seller's usual, regular and ordinary manner, in accordance with GAAP consistently applied.

         (b) Seller will deliver to Purchaser, at Closing, good and marketable title to, the Purchased Assets, free and clear of any Liens, including without limitation, any recorded or unrecorded tax liens. No unreleased mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any of the Purchased Assets will exist at Closing, except those, if any, to be paid and released at Closing.

         (c) Section 4.2(c) of the Disclosure Schedule sets forth a complete and correct list and brief description of all Equipment included in the Purchased Assets. All of the Equipment included in the Purchased Assets is in good operating condition and repair, ordinary wear and tear excepted, and is sufficient and appropriate for current uses.


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         (d)  Section  4.2(d) of the  Disclosure  Schedule  contains  a true and correct list and description (including coverages, deductibles and expiration dates) of all insurance policies which are owned by Seller or which name Seller as an insured and which pertain to the Purchased Assets, or the Purchased Business. All such insurance policies are in full force and effect, and Seller has not received notice of termination or non-renewal of any such insurance policies.

         (e) Except for consignment inventory at customer locations as set forth on Schedule 4.2 (e) of the Disclosure Schedule, all of the Purchased Inventory is in the physical possession and control of Seller at its facilities or in transit from suppliers. The Purchased Inventory is in usable and/or saleable condition and of a quality useable or saleable consistent with past practice. None of the Purchased Inventory is slow moving, obsolete, below standard quality or damaged, except as reflected in the Disclosure Schedule.

         (f) Seller will make available to Purchaser, after Closing, such financial information and statements as are in Seller's possession, in order to enable Purchaser, at Purchaser's expense, to create audited financial statements regarding sales in the Purchased Business for calendar years 1998 and 1999.

     (g) Seller has elected to be treated as an "S" corporation and is currently an "S" corporation.

4.3      Conduct of Business.

     (a) Except as set forth in Section 4.3(a) of the Disclosure Schedule, since January 1, 1999, Seller has not:

     (i) suffered any acceleration, termination, modification or cancellation of any agreement, contract, lease or license related to the Purchased Business;

                  (ii) received any notification, either orally or written, that any material distributors, customers or suppliers related to the Purchased Business have terminated, intend to terminate or are considering termination of their respective business relationships or have modified their relationships with Seller in such a manner that is less favorable to Seller and Seller has no knowledge of any facts which would be the basis for such termination or modification;

     (iii) made or suffered any material change in the conduct or nature of any aspect of the Purchased Business;


                  (iv) sold or in any way transferred or otherwise disposed of any of its assets or property used in the Purchased Business, except for (A) use of Inventory in the usual and

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ordinary course of business, (B) cash applied in payment of Seller's liabilities in the usual and ordinary course of business, and (C) disposal of obsolete equipment of Seller listed in Section 4.3(a) of the Disclosure Schedule, none of which, either individually or in the aggregate, was material to the operation of the Purchased Business; and

                  (v) without limitation by the enumeration of any of the foregoing, except for the execution of this Agreement, (A) entered into any transaction or taken any action other than in the usual and ordinary course of business, or (B) taken any action that, if taken after the date hereof, would constitute a breach of any of the covenants set forth in Article VI hereof.

         (b) Seller has not suffered or been threatened with any material adverse change in the business, operations, assets, liabilities, financial condition or prospects of the Purchased Business, including, without limiting the generality of the foregoing, the existence or threat of any labor dispute, or any material adverse change in, or loss of, any relationship between Seller and any of its material customers or suppliers.

         (c) Section 4.3(c) of the Disclosure Schedule sets forth a complete and accurate list of (i) the ten largest distributors for Seller's products with respect to the Purchased Business indicating the specific product, existing contractual arrangements, if any, with each such distributor and the volume of products distributed, and (ii) the ten largest customers (by dollar volume) of Seller with respect to the Purchased Business for the current fiscal year, indicating the existing contractual arrangements with each such customer by product.

         (d) During the calendar year 1999, Seller has been processing an average of not less than 213,275 ounces of silver and silver salts per month. During such period the average gross margin per ounce on the sale of silver and silver salts has been not less than $0.28.

4.4      Contracts.

         Section 4.4 of the Disclosure Schedule correctly and completely lists and describes all contracts, leases, and agreements to which Seller is a party and which relate to the conduct of the Purchased Business, including, without limitation, all of Seller's contracts to supply silver anodes, silver cyanide and/or potassium silver cyanide, (the "Operating Agreements") sales representative, distribution, franchise, advertising and similar agreements; license agreements; purchase orders and purchase contracts and sales orders and sales contracts. All contracts, leases and other instruments referred to in this
Section 4.4 are in full force and binding upon the parties thereto. No default by Seller has occurred thereunder and, to the best of Seller's knowledge, no default by the other contracting parties has occurred thereunder. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default by Seller thereunder. None of the Seller's officers, directors, employees or stockholders (or members of their families) are parties to any of the Operating Agreements.

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

4.5       Employees.

         With respect to employees of Seller, except as provided in Section 4.5 of the Disclosure Schedule:

                  (i) There are no pending or threatened unfair labor practice charges or employee grievance charges, or investigations or reviews by the Department of Labor.

                  (ii) There is no request for union representation, labor strike, dispute, slowdown or stoppage actually pending or, to the best of Seller's knowledge, threatened against or directly affecting Seller.

                  (iii) No grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist.

4.6      Litigation and Claims.

         Except as set forth in Section 4.6 of the Disclosure Schedule:

         (a) There are no claims, litigations, arbitrations, or proceedings, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending or threatened, against Seller with respect to the consummation of the transaction contemplated hereby, or the use of the Purchased Assets (whether used by Purchaser after the Closing or by Seller prior thereto).

         (b) To Seller's knowledge, there are no facts which would have a material adverse effect on the Purchased Business, or the consummation of the transactions contemplated hereby, or on the Purchased Assets.

4.7       General.
          -------

         (a) The Purchased Assets constitute (i) all of the assets and property owned and used by Seller primarily in the Purchased Business and (ii) all of the assets necessary to conduct the Purchased Business as it is presently conducted.

         (b) Since January 1, 1999, there has not been any change which has resulted in a material adverse effect on the Purchased Business or the Purchased Assets.

         (c) None of the directors, officers, employees or agents of Seller, has
(a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder Seller (or assist in connection with any actual or proposed transaction)

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



or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which might subject the Purchased Business or the Purchased Assets to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or might have, individually or in the aggregate, a material adverse effect on the Purchased Business or the Purchased Assets, or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

         (d) Seller has not dealt with any person or entity who is entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other.

         (e) The representations and warranties of Seller in this Agreement and in Seller's Ancillary Documents do not omit to state a material fact necessary in order to make the representations, warranties or statements contained herein not misleading.

     4.8  Environmental   Matters.   The  Purchased  Assets,  upon  delivery  to
     Purchaser, will be free of any claims for past violations of any environmental laws, rules or regulations.

4.9 Sales and Transfer Taxes and Fees. To Seller's knowledge, there are no sales taxes and/or use taxes and fees, recording fees, personal property title application fees and other transfer taxes which would be owed by Purchaser arising out of the transfer of the Purchased Assets. All Tax and information returns required to have been filed by Seller with any government authority have been duly and timely filed. As of the Closing, Seller will have paid all Taxes payable by Seller and there will be no Liens for unpaid Taxes with respect to the Purchased Assets or the Purchased Business.


                                    ARTICLE V
                   Purchaser's Representations and Warranties

5.1       General.  Purchaser represents and warrants to Seller that:

     (a) Purchaser is a corporation duly organized, existing and in good standing under the laws of the State of Delaware.

         (b) Purchaser has full corporate power and authority to enter into and perform (i) this Agreement and (ii) all documents and instruments to be executed by Purchaser pursuant to this Agreement (collectively, "Purchaser's Ancillary Documents"). This Agreement has been, and Purchaser's Ancillary Documents will be, duly executed and delivered by duly authorized officers of Purchaser.

         (c) No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery by Purchaser of this Agreement and Purchaser's Ancillary Agreements, and the consummation by Purchaser of the transaction contemplated by this Agreement and Purchaser's Ancillary Documents.

         (d) Neither the execution and delivery of this Agreement and Purchaser's Ancillary Documents by Purchaser, nor the consummation by Purchaser of the transaction herein contemplated, will conflict with or result in a breach of any of the terms, conditions or provisions of Purchaser's Certificate of Incorporation or By-laws, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award.

         (e) Neither Purchaser, nor any of its Affiliates, has dealt with any person or entity who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other.


                                   ARTICLE VI
                          Conduct Prior to the Closing

6.1 General. Seller and Purchaser shall have the rights and obligations with respect to the period between the date hereof and the Closing Date (the "Due Diligence Period") which are set forth in the remainder of this Article VI.

6.2      Seller's Obligations.  The following are Seller's obligations:

         (a) Seller shall give to Purchaser's officers, employees, attorneys, consultants and accountants reasonable access during normal business hours to the information specified on Schedule 6.2(a).

         (b) Seller shall use its reasonable efforts (and Purchaser shall cooperate with Seller) to obtain all consents specified by Purchaser to the assignment of, or alternate arrangements satisfactory to Purchaser with respect to, any contract, lease, insurance policy, agreement, purchase order, sales order, or other instruments, or Permit which is to be assigned to Purchaser hereunder and which may be required for such assignment to be effective (the "Consents").

         (c) Seller shall carry on the Purchased Business in the usual and ordinary course of business, consistent with past practices, and shall use its reasonable efforts to preserve the Purchased Business and the goodwill of the customers and suppliers of the Purchased Business and shall maintain the Purchased Assets in good operating condition and repair, ordinary wear and tear excepted.

     (d) Without the prior written consent of Purchaser, Seller shall not, except in the ordinary course of business:

     (i) change any term of existing agreements or terminate any existing agreements with respect to the Purchased Business; or

     (ii) directly or indirectly, enter into or assume any contract, agreement, obligation, lease, license or commitment with respect to the Purchased Business.

         (e) Seller shall promptly disclose to Purchaser any information contained in its representations and warranties or the Disclosure Schedule which, because of an event occurring after the date hereof, is materially incomplete or is no longer materially correct as of all times after the date hereof until the Closing Date, provided, however that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Seller of the Disclosure Schedule hereto for the purposes of
Article VI hereof.

6.3 Bulk Sales Act. Without implication that such laws apply to the transactions contemplated hereby, Seller and Purchaser shall not comply with the provisions of the laws of any state relating to bulk sales and Seller shall indemnify and hold Purchaser harmless from any costs or expenses incurred by Purchaser to any of Seller's creditors resulting from the failure to comply with applicable bulk sales laws.


                                   ARTICLE VII
                              Conditions to Closing

7.1 Conditions to Seller's Obligations. The obligation of Seller to consummate the transactions contemplated hereby is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which this Agreement may, at Seller's option, be terminated pursuant to and with the effect set forth in Article XI:

         (a) Each and every representation and warranty made by Purchaser shall have been true and correct when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date.

         (b) All obligations of Purchaser to be performed hereunder through, and including on, the Closing Date shall have been performed.

     (c) Seller shall have received all of the agreements, certificates, documents and items specified in Section 8.2.

         (d) No suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated hereby.

         (e) No suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated hereby.

     (f) Approval of the transactions contemplated by this Agreement and Seller's Ancillary Documents by Crestar Bank, N.A.

     (g) The amount of the Accounts Receivable to be purchased is acceptable to Seller in its sole discretion.

7.2 Conditions to Purchaser's Obligations. The obligation of Purchaser to consummate the transaction contemplated hereby is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which this Agreement may, at Purchaser's option, be terminated pursuant to and with the effect set forth in Article XI:

         (a) Each and every representation and warranty made by Seller shall have been true and correct when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date.

         (b) All obligations of Seller to be performed hereunder through, and including on, the Closing Date shall have been performed.

     (c) Purchaser shall have received all of the agreements, certificates, documents and items specified in Section 8.3.

         (d) All of the Consents and all other consents of third parties required with respect to the transaction contemplated hereby shall have been obtained.

         (e) No suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated hereby.

         (f) There shall not have been any material adverse change in the financial condition, results of operations, business, assets, future prospects or liabilities of the Purchased Business between January 1, 1999, and the Closing Date.

     (g) Approval of the transactions contemplated by this Agreement and Seller's Ancillary Documents by Bank of Boston.

         (h) The contents of Seller's financial statements and all information reviewed by Purchaser with respect to the Purchased Business or the Purchased Assets are reasonably acceptable to Purchaser.


                                  ARTICLE VIII
                                     Closing

8.1 Form of Documents. At the Closing, the parties shall deliver the documents, and shall perform the acts, which are set forth in this Article VIII. All documents which Seller shall deliver shall be in form and substance reasonably satisfactory to Purchaser and Purchaser's counsel. All documents which Purchaser shall deliver shall be in form and substance reasonably satisfactory to Seller and Seller's counsel.

     8.2 Purchaser's Deliveries. Subject to the fulfillment or waiver of the conditions set forth in Section 7.2, Purchaser shall execute and/or deliver to Seller at the Closing all of the following:

         (a) an amount equal to the sum of One Million Seventy-Five Thousand Dollars ($1,075,000) by wire transfer to such account as Seller shall designate by written notice delivered to Purchaser, or by delivery of a certified check or bank check payable to the order of Seller;

         (b)      the Note;

         (c) an amount equal to the Inventory Amount by wire transfer to such account as Seller shall designate by written notice delivered to Purchaser, or by delivery of a certified check or bank check payable to the order of Seller;

         (d) an amount equal to the face value of the Accounts Receivable by wire transfer to such account as Seller shall designate by written notice delivered to Purchaser, or by delivery of a certified check or bank check payable to the order of Seller;

     (e) the employment agreement between Purchaser and Allen O. Woody, III in the form annexed hereto as Exhibit E (the "Employment Agreement");

     (f) a certified copy of Purchaser's Certificate of Incorporation and Bylaws;

     (g) a certificate of good standing of Purchaser, issued not earlier than ten (10) days prior to the Closing Date by the Secretary of State of New York;

     (h) an incumbency and specimen signature certificate with respect to the officers of Purchaser executing this Agreement and Purchaser's Ancillary Documents on behalf of Purchaser;

     (i) a certified copy of resolutions of Purchaser's board of directors, authorizing the execution, delivery and performance of this Agreement and Purchaser's Ancillary Documents;

         (j) a closing certificate executed by an officer of Purchaser (or any other officer of Purchaser specifically authorized to do so), on behalf of Purchaser, pursuant to which Purchaser represents and warrants to Seller that Purchaser's representations and warranties to Seller are true and correct as of the Closing Date as if then originally made (or, if any such representation or warranty is untrue in any respect, specifying the respect in which the same is untrue), that all covenants required by the terms hereof to be performed by Purchaser on or before the Closing Date, to the extent not waived by Seller in writing, have been so performed (or, if any such covenant has not been performed, indicating that such covenant has not been performed), and that all documents to be executed and delivered by Purchaser at the Closing have been executed by duly authorized officers of Purchaser;

         (k) the written opinion of McLaughlin & Stern, LLP, counsel to Purchaser, addressed to Seller, dated as of the Closing Date, in substantially the form of Exhibit F attached hereto;

         (l)      IRS Forms 8594, in the form annexed hereto as Exhibit D.

         (m) without limitation by the specific enumeration of the foregoing, all other documents required from Purchaser to consummate the transaction contemplated hereby.

8.3 Seller's Deliveries. Subject to the fulfillment or waiver of the conditions set forth in Section 7.1, Seller shall deliver to Purchaser , at the Closing, physical possession of all tangible Purchased Assets, and shall execute (where applicable in recordable form) and/or deliver or cause to be executed and/or delivered to Purchaser all of the following:

     (a) the Employment Agreement, executed by Woody;

     (b) certified copies of Seller's Articles of Incorporation and By-laws;

     (c)  certificates  of good standing of Seller,  issued not earlier than ten
     (10) days prior to the Closing Date by the State Corporation Commission of Virginia;

     (d) an incumbency and specimen  signature  certificate  with respect to the
     officers  of  Seller  executing  this  Agreement  and  Seller's   Ancillary
     Documents on behalf of Seller;

     (e) a certified copy of resolutions of Seller's board of directors and shareholders, authorizing the execution, delivery and performance of this Agreement and Seller's Ancillary Documents;

         (f) a bill of sale, executed by Seller, conveying all of the Equipment and other tangible personal property included in the Purchased Assets to Purchaser, free and clear of all Liens and containing the warranties of title set forth in this Agreement;

         (g) an assignment to Purchaser executed by Seller, assigning to purchaser all of the Purchased Assets (other than the Equipment), free and clear of all Liens and containing the warranties of title set forth in this Agreement. If necessary in the reasonable opinion of Purchaser's counsel, Seller shall also execute and deliver (in recordable form where required) separate assignments of any of the Purchased Assets, where applicable, in the form required by the applicable governmental agencies, insurance companies, customers, lessors, and other parties with whom the assignments must be filed;

         (h) a closing certificate duly executed by the President and Vice President if any of Seller, on behalf of Seller, pursuant to which Seller represents and warrants to Purchaser that Seller's representations and warranties to Purchaser are true and correct as of the Closing Date as if then originally made (or, if any such representation or warranty is untrue in any respect, specifying the respect in which the same is untrue), that all covenants required by the terms hereof to be performed by Seller on or before the Closing Date, to the extent not waived by Purchaser in writing, have been so performed (or, if any such covenant has not been so performed, indicating that such covenant has not been performed), and that all documents to be executed and delivered by Seller at the Closing have been executed by duly authorized officers of Seller;

     (i)  to  the  extent   obtained,   all  necessary   Consents  or  alternate
     arrangements  with  respect  thereto,  all  as  reasonably   acceptable  to
     Purchaser;

         (j) certificates of title or origin (or like documents) with respect to all vehicles included in the Purchased Assets and other Equipment for which a certificate of title or origin is required in order for title thereto to be transferred to Purchaser;

         (k) the written opinion of counsel to Seller, addressed to Purchaser, dated as of the Closing Date, in substantially the form of Exhibit G (it being understood that Purchaser's lenders may rely upon such opinion); and

         (l)      IRS Forms 8594, in the form annexed hereto as Exhibit D.

         (m)      the customer list described in Section 1.2 (c).

                                   ARTICLE IX
                             Post-Closing Agreements

9.1 Post-Closing Agreements. From and after the Closing, the parties shall have the respective rights and obligations which are set forth in the remainder of this Article IX.

9.2 Inspection of Records. Seller shall keep and make any of its books and records retained available for inspection by Purchaser, or by Purchaser's duly accredited representatives, for reasonable business purposes at all reasonable times during normal business hours, for a seven (7) year period after the Closing Date, with respect to all transactions occurring prior to and those relating to the Closing and the historical financial condition, assets, liabilities, results of operations and cash flows of Seller. Purchaser shall keep and make any of the books and records of Seller included in the Purchased Assets available for inspection by Seller, or by Seller's duly accredited representatives, for reasonable business purposes at reasonable times during normal business hours, for a seven (7) year period after the Closing Date, with respect to all transactions occurring prior to the Closing and the historical financial condition, assets, liabilities, results of operations and cash flows of Seller. As used in this Section 9.2, the right of inspection includes the right to make extracts or copies.

9.3 Certain Assignments. Any other provision of this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to transfer or assign, or a transfer or assignment of, any claim, contract, lease, Permit, Environmental Permit, commitment, or sales order, or any liability or benefit arising thereunder or resulting therefrom, if an attempt at transfer or assignment thereof without the consent required or necessary for such assignment would constitute a breach thereof or in any way adversely affect the rights of Purchaser or Seller thereunder. If such a consent or agreement to transfer or assign is not obtained for any reason, Purchaser and Seller shall cooperate in any arrangement Purchaser may reasonably request to provide for Purchaser the benefits under such claim, contract, lease, Permit, Environmental Permit, commitment or order.

9.4 Disclosure of Confidential Information. As a further inducement for Purchaser to enter into this Agreement, Seller agrees that for the longest period permitted by law after the Closing Date, Seller shall, and shall cause its Affiliates ,Woody and Driskill to hold in strictest confidence, and not, without the prior written approval of Purchaser, use for their own benefit or the benefit of any party other than Purchaser or disclose to any person, firm or corporation other than Purchaser (other than as required by law) any information of any kind relating to the Purchased Business or this Agreement, except such information as was publicly available prior to the Closing Date and except such information that Seller uses or may use in the future in its other businesses.

     9.5 Covenants Not to Compete: Not to Solicit. As an inducement for Purchaser to enter into this Agreement, Seller, Woody, III and Driskill agree that:

         (a) during the "Restriction Period" (defined below), neither Woody, Driskill nor Seller nor any of its Affiliates, shall (i) directly or indirectly engage or participate, anywhere in the Restricted Area, as an owner, partner, shareholder, consultant or (without limitation by the specific enumeration of the foregoing) otherwise, in any business which is engaged in the purchase, sale or fabrication of silver or any silver related products, including without limitation, silver anodes, silver cyanide, potassium silver cyanide and silver grain but excluding silver bullion or (ii) hire, enter into any agreement with or encourage or solicit any of Purchaser's employees, agents, consultants, or independent contractors to terminate their relationship with Purchaser. The Restriction Period shall mean the period commencing on the Closing Date and continuing until the end of the 30th calender month following this effective date of the termination of Woody's employment with the Purchaser for any reason. The "Restricted Area" shall mean the continental United States. Notwithstanding the foregoing, in the event that the Purchaser defaults in the payment of any material monetary obligation to Seller described in this Agreement which is not cured within ten business days after notice thereof or in the Note which is not cured within any applicable grace period, if any, or in the event that Purchaser defaults in the payment of any material monetary obligation to Woody pursuant to the Employment Agreement which is not cured within ten days after notice thereof, then the Restriction Period shall immediately terminate.

         (b) Woody, Driskill, Seller and its Affiliates recognize that the territorial, time and scope limitations set forth in this Section 9.5 are reasonable and are required for the protection of Purchaser, and in the event that any such territorial, time or scope limitation is deemed to be unreasonable by a court of competent jurisdiction, Purchaser and Seller agree to the reduction of any of said territorial, time or scope limitations to such an area, period or scope as said court shall deem reasonable under the circumstances.

9.6 Injunctive Relief. Seller, Woody and Driskill specifically recognize that any breach of Section 9.4 or Section 9.5 will cause irreparable injury to Purchaser and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), Seller, Woody and Driskill agree that in the event of any such breach, Purchaser shall be entitled to injunctive relief in addition to such other legal and equitable remedies that may be available. Seller, Woody and Driskill and Purchaser recognize that the time limitation in Section 9.5 and the absence of a time limitation in Section 9.4 and Section 9.5 is reasonable and properly required for the protection of Purchaser and in the event that such limitation or absence is deemed to be unreasonable by a court of competent jurisdiction, Seller, Woody and Driskill agree and submit to the imposition of such lesser limitation as said court shall deem reasonable.

9.7 Collection of Accounts Receivable. At the Closing, Seller shall provide Purchaser with a detailed aging report of the Accounts Receivable. Purchaser shall use reasonable efforts, consistent with good business practices to collect such Accounts Receivable. Purchaser shall, within fifteen days after the end of each calendar month following the calendar month of the Closing, deliver to Seller an accounting showing for such month the amount received in collections on the Accounts Receivable, specifying the amount received on each invoice, and Purchaser shall remit to Seller all amounts received with respect to Seller's Accounts Receivable. Any amount received from a Qualified Customer after the Closing Date shall be applied first to reduce the amount of such customer's oldest receivable owing to Seller or Purchaser whether or not such receivable was purchased by Purchaser. If on that date which is ninety (90) days after the Closing, any of Seller's Accounts Receivable remain unpaid, Purchaser shall transfer such Accounts Receivable back to Seller, which shall then have the right to pursue collection of them. Simultaneously with transfer of the Accounts Receivable back to Seller, Seller shall pay Purchaser the then face amount of the outstanding Accounts Receivable by wire transfer to such account as Purchaser shall designate.

The obligations of this Section 9.7 are hereby personally guaranteed by Woody and Driskill. In addition Purchaser shall, in the event of a default by Seller of its obligations under this Section 9.7, which is not cured within ten (10) days after written notice thereof, have the right, but not the obligation to deduct the amounts due from Seller, or any portion thereof, from the amounts otherwise due to Seller pursuant to the Note or pursuant to this Agreement or from the amounts due Woody pursuant to the Employment Agreement.

9.8 Further Assurances. The parties shall execute such further documents, and perform such further acts as may be necessary to transfer and convey the Purchased Assets to Purchaser, on the terms herein contained, and to otherwise comply with the terms of this Agreement and to consummate the transaction contemplated hereby.


                                    ARTICLE X
                                 Indemnification

10.1 General. From and after the Closing, the parties shall indemnify each other as provided in this Article X. For the purposes of this Article X, each party shall be deemed to have remade all of its representations and warranties contained in this Agreement at the Closing with the same effect as if originally made at the Closing. As used in this Agreement, the term "Damages" shall mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any such claim.

10.2 Indemnification Obligations of Seller, Woody and Driskill. Subject to the limitations set forth below, Seller, Woody and Driskill shall jointly and severally defend, indemnify, save and keep harmless Purchaser and its successors and permitted assigns and their respective directors, officers, employees and agents (collectively, the "Purchaser Indemnified Parties") against and from all Damages in excess of $25,000 sustained or incurred by any of them resulting from or arising out of or by virtue of:

         (a) any breach of any representation, warranty or covenant made by Seller, Woody or Driskill in this Agreement or in the Ancillary Document delivered to Purchaser in connection with this Agreement without giving effect to any "knowledge" or "materiality" qualifiers in such representations, warranties and covenants; and

     (b) the failure to discharge when due any of the Excluded Liabilities, or any claim against Purchaser with respect to any Excluded Liability.

         (c) any claims by parties other than Purchaser to the extent caused by acts or omissions of Seller on or prior to the Closing Date, including, without limitations, claims for Damages which arise or arose out of the Seller's operations of the Purchased Business on or prior to the Closing Date.

         The obligations of Seller, Woody and Driskill under this Section 10.2 shall extend for two (2) years following the Closing Date, except for the representations and warranties contained in Section 4.2(b) and 4.2(g) and 4.8 which shall extend until the applicable statute of limitations with respect to Seller's liability for such matters shall have expired, or if no statute of limitations is applicable for a period of four (4) years.

10.3 Purchaser's Indemnification Covenants. Purchaser shall defend, indemnify, save and keep harmless Seller and its successors and permitted assigns against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of:

     (a) any breach of any representation, warranty or covenant made by Purchaser in this Agreement or in any closing document delivered to Seller in connection with this Agreement;

         (b) any claims by parties other than Seller to the extent caused by the acts or omissions of Purchaser after the Closing Date and not constituting an Excluded Liability, including, without limitation, claims for Damages which arise out of Purchaser's operation of the Purchased Business after the Closing Date; and

         (c) Purchaser's failure to pay the Note in accordance with its terms.

         Purchaser's  obligations  under  Section  10.3,  except with respect to
Section 10.3(c) shall extend for two (2) years following the Closing Date. Purchaser's obligations under Section 10.3(c) shall extend until no further amounts are due and owing under the Note.

10.4 Subrogation. Each Indemnifying Party shall be subrogated to all rights of the Indemnified Party against any third party (including, without limitation, any insurer) with respect to any claim for which indemnity is paid.

10.5     Limitations.

         (a) Notwithstanding the foregoing, to the extent that any Damages are covered by insurance, the amounts for which Seller, Woody, Driskill or Purchaser, as the case may be, shall be liable under this Article X shall be net of any insurance proceeds received by Purchaser in connection with the facts giving rise to the right of indemnification by the by the party receiving indemnification. The Indemnified Party shall not be obligated to make such an insurance claim if the Indemnified Party, in its reasonable judgment, believes that the cost of pursuing such an insurance claim, together with any corresponding increase in insurance premiums or other charge backs to the Indemnified Party, would exceed the value of the insurance claim relating to any claim for which the Indemnified Party is seeking indemnification. Article X is for the sole benefit of the parties and nothing contained in this Agreement or in Seller's Ancillary Documents shall limit any liability or obligation whatsoever of any insurance company to pay any claim for any and all damages which are covered by insurance, and all damages covered by insurance will not be deemed to be Damages under this Article X.

     (b)  Notwithstanding the foregoing,  the indemnification  obligations under
     Section 10.2 shall not exceed, in the aggregate, $1,300,000.

10.6 Exclusive Remedies. After the Closing the indemnification provisions, procedures and limitations of this Agreement shall be the exclusive rights, remedies and procedures relating thereto available to any party as a result of one or more breaches of the representations, warranties, covenants, agreements and obligations contained in this Agreement or in any of Seller's Ancillary Documents.

10.7 Set-Off. After a final arbitrated determination of indemnification liability by Seller, Woody and Driskill to Purchaser in accordance with the provisions of this Agreement, Purchaser (including on behalf of any such Indemnified Party of Purchaser) shall have the right, but not the obligation, upon further notice to Seller, Woody and Driskill, to deduct such amounts from the amounts otherwise due to Seller pursuant to the Note or pursuant to this Agreement.


                                   ARTICLE XI
                        Effect of Termination/Proceeding

11.1 Right to Terminate. This Agreement and the transaction contemplated hereby may be terminated at any time prior to the Closing by prompt notice given in accordance with Section 12.2:

         (a)      by the mutual written consent of Purchaser and Seller; or

         (b) by either of such parties if the Closing shall not have occurred at or before 11:59 p.m. on April 21, 2000; provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or prior to such date.

     (c) at Seller's option if the amount of Accounts Receivable to be purchased is unacceptable to Seller.

11.2 Remedies. In the event of a breach of this Agreement, the non-breaching party shall not be limited to the remedy of termination of this Agreement, but shall be entitled to pursue all available legal and equitable rights and remedies, including the right to specific performance of this Agreement, and shall be entitled to recover all of its reasonable costs and expenses incurred in pursuing them (including, without limitation, reasonable attorneys' fees).


                                   ARTICLE XII
                                  Miscellaneous

12.1 Publicity. All press releases concerning this transaction shall be made by Purchaser only, and Seller shall not make any press releases or other publicity with respect to this transaction. Prior to making any press release, Purchaser shall give Seller a copy of same and not less than twenty four hours to review and comment.

12.2 Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand, by facsimile or by nationally recognized private carrier shall be deemed given on the first business day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, on or before two (2) business days after its delivery by facsimile. All notices shall be addressed as follows:

If to Seller:
Addressed to :
                                            Southwestern Services, Inc.
                                            P.O. Box 538
                                            Montvale, Virginia 24122
                                            Attn: Allen O. Woody, III
with a copy to:

                                            Dudley Woody, Esq.
                                            Woods Rogers & Hazlegrove
                                            10 South Jefferson Street
                                            Ste 1400
                                            Roanoke, Virginia 24011

If to Purchaser:
Addressed to:
                                            Reliable- West Tech, Inc.
                                            750 Shames Drive
                                            Westbury, N.Y. 11590
                                            Attn: Mandel Sherman

with a copy to:

                                            McLaughlin & Stern, LLP
                                            260 Madison Avenue
                                            New York, New York 10016
                                            Attention: Robert M. Weiss

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 12.2.

12.3 Expenses. Except as set forth in Section 9.7, each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby, including, without limitation, attorneys', accountants' and other professional fees and expenses.

     12.4 Entire Agreement. This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties. Each exhibit, and the Disclosure Schedule, shall be considered incorporated into this Agreement.

12.5 Survival; Non-Waiver. All representations, warranties and covenants shall survive the Closing. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

12.6 Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, excluding its principles of conflict of laws.

12.7 Binding Effect: Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

12.8 Assignability. This Agreement shall not be assignable by either party without the prior written consent of the other party, except that at or prior to the Closing Purchaser may assign its rights and delegate its duties under this Agreement to a subsidiary or affiliated corporation, provided that Purchaser remains liable for all obligations owed under the Note, and may assign its rights under this Agreement to its lenders or its affiliates for collateral security purposes. No such assignment shall relieve Purchaser of any of its liabilities under this Agreement..

12.9 Amendments. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

12.10 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

12.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

12.12 Arbitration. Any dispute arising out of, relating to, or connected with this Agreement shall be finally settled and resolved by arbitration in New York, New York pursuant to the commercial arbitration rules of the American Arbitration Association. Each party shall bear its owns costs of such arbitration; provided, however that the costs of the Arbitrators shall be borne by the party which requests arbitration.

12.13 Schedules & Exhibits. Any schedules and exhibits provided for by the Agreement and not attached to this Agreement at the time of its execution shall be supplied by the appropriate party within ten (10) days of signing this Agreement or at a mutually agreeable time.

12.14 Non-Solicitation Agreement. In the event this transaction does not close unless the failure to close is a result of Seller exercising its right not to close pursuant to Section 7.1(g), then Purchaser agrees that for one year from April 21, 2000, Purchaser will not solicit any business from or accept any orders from any of Seller's Customers which were disclosed by Seller to Purchaser except for any customers of Seller which were also Customers of Purchaser in the twelve (12) months prior to April 21, 2000, and except for Sumco.

12.15 Customer Contact. Prior to closing Purchaser will not contact any of Seller's customers which were disclosed by Seller to Purchaser except for any customers of Seller which were also Customers of Purchaser in the twelve (12) months prior to April 21, 2000, and except for Sumco.

                                  ARTICLE XIII
                                     Escrow

13.1     Escrow Provisions.

         (a) The $65,000 deposit described in Section 3.2 (a) (the "Deposit") shall be delivered to and held by Woods Rogers & Hazlegrove, P.L.C. (the "Escrow Agent") until the Closing at which time the Deposit shall be paid to Seller or until it is otherwise paid out in accordance with the joint written instructions of Seller and Purchaser or in accordance with this agreement; provided, however, that if Purchaser shall terminate this agreement at or prior to the expiration of the Due Diligence Period, the Deposit shall be disbursed to Purchaser.

         (b) The parties agree that the duties of Escrow Agent under this agreement are subject to the following terms and conditions which shall govern and control the rights, duties, liabilities and immunities of Escrow Agent.

         (c) (i) The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience. Escrow Agent is not a party to and is not bound by any other agreement between the parties. Escrow Agent is acting in the capacity of a depository only. Escrow Agent shall not be deemed to be the agent of either of the parties and Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this agreement or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees and disbursements incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to acts or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this agreement or involving gross negligence on the part of Escrow Agent.

                  (ii) Escrow Agent may consult with and obtain advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this agreement. Escrow Agent shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of its counsel.

         (d) If the Closing does not occur and either Seller or Purchaser makes a written demand upon Escrow Agent for payment of the Deposit or any portion of the Deposit, Escrow Agent shall give at least five (5) business days' written notice to the other party of such demand and of its intention to release the Deposit to the other party on a stated date. If Escrow Agent does not receive a written objection to the proposed payment before the proposed payment date, Escrow Agent may make the payment. If the other party delivers to Escrow Agent a written objection to the payment before the proposed payment date or if Escrow Agent shall be uncertain of its duties or in the event of a dispute, Escrow Agent shall (i) continue to hold the Deposit until otherwise directed by joint written instructions signed by both Seller and Purchaser or by a final judgment of a court of competent jurisdiction, or (ii) Escrow Agent may deposit all or any portion of the Deposit with a court of competent jurisdiction and, after giving written notice of such action to Seller and Purchaser, Escrow Agent shall have no further obligations or liability with respect to the Deposit.

         (e) Escrow Agent is Seller's attorney. Seller and Purchaser each acknowledge and agree that, if a dispute arises with respect to the Deposit or otherwise in connection with this agreement, Escrow Agent may continue to represent Seller.


IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                            SELLER:
                                            SOUTHWESTERN SERVICES, INC.


                                            By:________________________________
                                                       Its:

                                            PURCHASER:
                                            RELIABLE-WEST TECH, INC.


                                            By:________________________________
                                                     MANDEL SHERMAN
                                                     Its: President

As to Articles IV, IX and X


--------------------------------------
Allen O. Woody III



--------------------------------------
Barry Driskill

As to Article XIII

WOODS, ROGERS & HAZLEGROVE, P.L.C.


--------------------------------------
Dudley F. Woody, Principal

                                    EXHIBIT A
                               CERTAIN DEFINITIONS

"Accounts Receivable" shall mean trade accounts receivable, both billed and unbilled, notes receivable, negotiable instruments and chattel paper.

"Affiliate" means any person or entity which controls a party to this Agreement, which that party controls, or which is under common contract with that party. "Control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, contracts or otherwise.

"GAAP" shall mean generally accepted accounting principles in effect at the date when applied, consistent with prior periods.

"Indemnified Party" means a party entitled to indemnification under this Agreement.

"Indemnifying Party" means a party from whom indemnification is sought under this Agreement.

"Liens" shall mean any lien, charge, security interest, mortgage, restriction, pledge, option, lease or sublease, claim, demand, easement, encroachment or encumbrance.

"Restricted Area" means the continental United States.

"Safety Laws" means the Occupational Safety and Health Act and any other federal, state, and local and foreign law, regulation or legal requirement relating to health or safety, each as now or hereinafter in effect, including any such law, regulation or legal requirement relating to the (a) exposure of employees to any Chemical Substance, air quality or working conditions or noise or (b) the physical structure, use or condition of a building, facility, fixture or other structure, including, without limitation, those relating to equipment or manufacturing processes, or the management, use, storage, disposal, cleanup or removal of any Chemical Substances, air quality or working conditions.

"Tax" or "Taxes" shall mean all taxes and other charges imposed by any governmental authority, including, without limitation, taxes or other governmental charges imposed on income, gross receipts, minimum tax, profits or gains, property, tangible or intangible assets, transfers, sales, net worth, license, payroll, employment, excise, use or other tax, together with any interest or any penalty, additions to tax or additional amount.

                                                  Schedule 6.2(a)


1.       Litigation

         1.1 A schedule and status report of all significant suits, actions, litigation, administrative proceedings or other governmental investigations or inquiries pending or threatened affecting the Company or its business or operations, providing a brief description of the following information:

                  (a)      parties;
                  (b)      nature of the proceeding;
                  (c)      date commenced;
                  (d)      amount of damages or other relief sought; and
                  (e)      name and address of counsel.


2.       Operations; Sales and Marketing

         2.1 A schedule of the ten largest suppliers and the ten largest customers of the Company, specifying the name and address of the supplier or customer, the products or services involved and the total dollar volume for each of the last three years.
         2.2 Analyses of the Company prepared within the last three years by investment banker, engineers, management consultants, accounts or others, including marketing studies, credit reports and other types of reports, financial or otherwise.
         2.3 A schedule of contract manufacturers specifying the total and type of purchases from each contract manufactured for each contract manufacturer for each of the last three years.


3.       Financial and Tax Information

         3.1 All current financial, sales and other projections for the silver business of the Company.
         3.2      Financial statements of the Company for the last three years.
         3.3 All management reports, written with respect to the last three years, from the auditors, and the Company's responses to such reports.
         3.4 A schedule describing any ongoing tax disputes, together with copies of revenue agents' reports, correspondence, etc., with respect to pending federal or state tax proceedings with regard to open years or items relating to the silver business.

         3.5 Documents pertaining to the current tax status of the Company, including all tax returns for the last three years, pending audits, disallowances, abatements, petitions, settlements and other matters involving the IRS, or


4.       Miscellaneous

         4.1 A schedule listing and describing (briefly) any patents, trademarks, trade names, copyrights and other intellectual property rights either held by the Company or used (by means of a licensing arrangement or otherwise) by it.
         4.2 A schedule of fixed assets purchased for the Company (including valuation data with respect to each asset, if available).

         Other

                 1.       List of open accounts receivable with aging
                 2.       List of inventory (if possible) by product category
                 3.       Any proprietary rights involving silver business